Exhibit 99.12



     I, Seth Johnson, hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                   /s/ Seth Johnson
                                                   --------------------
                                                   Name: Seth Johnson

Date: April 1, 1998